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                                                                Exhibit 10.5

                              ASP License Agreement

      This ASP License Agreement ("Agreement") is made by and between cMeRun Corp. ("cMeRun"), a Delaware corporation having a principal place of business at One Cabot Road, Hudson, Massachusetts 01749 ("CMeRun") and Individual Software Inc., an Independent Software Vendor which is a California corporation having a principal place of business at 4255 Hopyard Road #2, Pleasanton, CA 94588-9900 ("ISV").

                                    OVERVIEW

      The purpose of this Agreement is to allow cMeRun to host ISV's Software for the purpose of eMeRun or its resellers ("ASP's") offering an application service based on the ISV's Software. The parties intend that cMeRun will implement a solution to offer ISV's applications to end-users. cMeRun will partner with Resellers to offer an ASP service to the Reseller's subscribers. cMeRun will host, manage, and run the Software from a remote server facility. The End User will not download or install the Software to or on his/her device, but instead will access the ASP Service via an Internet browser with the Software remaining resident on the cMeRun server.

1. Definitions:

      1.1 "End User" means a third party, which is not an affiliate, subsidiary, or associated entity of cMeRun, that has entered into an agreement with, or has made any payment to, an ASP by reason of which such person or entity has become entitled to use the ASP Service.

      1.2 "ASP Service" means the commercial service which is comprised of the Software, as hosted by CMeRun and made available to Resellers and End-Users.

      1.3 "Software" means the object code version, in any form or format, of those ISV software products listed in Schedule A attached hereto and incorporated herein by reference ("Schedule A").

      1.4 "Reseller" means any third party with whom cMeRun contracts to authorize such third party to offer the ASP Service to End Users.

      1.5 "Effective Date" means the date this agreement is signed by both parties to this Agreement.

2. Grant of License

      2.1. ISV hereby grants to cMeRun, subject to the terms and conditions in this Agreement, a world-wide, non-exclusive, non-transferable, royalty-free, and fully paid-up license (and any other permissions necessary) to (i) store the Software in any number of computers or servers under cMeRun's control and to copy, manipulate or in any other


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            way use the Software as needed for the purposes of testing and developing the ASP Service; (ii) contract with Resellers to allow such Resellers to offer the ASP Service to End Users; (iii) and market and demonstrate the Software as part of the ASP Service, and to permit End-Users to access and use the ASP Service as contemplated hereunder ("Application License").

      2.2. cMeRun shall have the sole discretion whether and how to contract with Resellers.

      2.3. Upon written mutual agreement, the parties may from time to time make modifications to Schedule A.

3. License Fees

      3.1. Reporting and Payment. cMeRun will submit to ISV a usage report in XML format providing a summary accounting of all End Users to whom cMeRun granted access to the ASP Service during the previous month ("Usage Report"). The Usage Report will be provided to ISV in the format identified in Schedule B attached hereto and incorporated here in by reference ("Schedule B"). The delivery of the Usage Report and payment of Licensing Fees as defined in Section 3.2 below will be due to ISV by the 45th day following the month for which usage is being reported.

      3.2. Pricing. cMeRun and ISV agree to determine the final fees and charges imposed on End Users or Resellers. Each party agrees to work together to develop pricing models that will provide a variety of options for the resellers. ISV agrees to respond to any pricing requests in a reasonable timeframe. cMeRun agrees to pay, in US Dollars, Software licensing fees to the ISV as set forth in Schedule A ("Licensing Fees").

4. Support

      4.1. ISV agrees to provide cMeRun with third-level technical support for the Software. Both parties agree to provide one key technical contact for conducting discussions related to technical issues with the Software.

      4.2. ASP's and End Users will be entitled to access any of the ISV's on-line support resources directly in accordance with ISV's standard policies and procedures as such may be in effect from time to time.

      4.3. ISV will provide cMeRun with a link, if available, to any on-line support available for Software. ASP's shall have the right to provide links from its service to the ISV's on-line support sites at no additional charge to such ASP's or the End Users.

5. Intellectual Property


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      5.1.  Except for the Application License and Trademark License, nothing in this Agreement shall be deemed to convey any rights in the Software or ISV Marks to cMeRun.

6. Master Copy

      6.1. ISV will provide cMeRun with copies of the Software in electronic format, making it available either for direct download over the Internet or by providing it to cMeRun on a "Gold Master" CD of the Software. ISV agrees to update the Software from time to time in order to maintain in such Software a feature set reasonably equivalent to the feature set contained in ISV's then-current, non-hosted version of the Software. ISV further agrees that any such update to the Application shall (i) be in accordance with industry standards and conventions of style and functionality for similar applications or otherwise suitable for general commercial use and
            (ii) not impede the use of the Software in the ASP Service. ISV will, at no additional charge to cMeRun, provide cMeRun with such updates, which shall be governed under the terms of this Agreement as if they were included in the original version of the Software.

7. Reseller Agreements

      7.1. cMeRun will develop a form agreement for use between cMeRun and an Reseller to govern the provision of the ASP Service to such Reseller and its End Users (the "Reseller Agreement"). Should cMeRun, in its sole discretion, determine to provide the ASP Service to an Reseller, cMeRun shall be solely responsible for presenting the Reseller Agreement to the Reseller, procuring the Reseller's acceptance of its terms, and shall be solely responsible for monthly billings and collection of any fees from the Reseller.

8. Trademarks

      8.1. ISV hereby grants cMeRun the rights to use those trademarks ("ISV Marks") set forth on Schedule C, attached hereto and incorporated herein by reference ("Schedule C"), in conjunction with the ASP Service or otherwise in accordance with terms of this Agreement ("Trademark License"). CMeRun shall have the right to assign this Trademark License to any Resellers upon terms substantially similar to those in Sections 8.1, 8.3, and 8.4.

      8.2. ISV will provide cMeRun with electronic and print copies, as reasonably requested by cMeRun, of the ISV Marks upon execution of this Agreement.

      8.3. cMeRun agrees not to alter the ISV's trademarks, logos, or copyright notices or the designs of any of the Software.

      8.4. Except for the Trademark License, nothing in this Agreement shall be deemed to convey any rights in the ISV Marks to cMeRun. cMeRun acknowledges and agrees


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            that any and all use of the trademarks by cMeRun hereunder shall inure to the benefit of ISV.

9. Term and Termination

      9.1. This Agreement shall commence on the Effective Date identified below and shall continue in force for an initial term of one (1) year from the Effective Date. Upon the expiration of this initial term or any renewal term, this Agreement shall be automatically renew year for an additional one-year term. Either party may terminate this Agreement by giving the other party written notice of its intent to terminate this Agreement at least sixty (60) days prior to any such renewal.

      9.2. Either party shall have the right to terminate this Agreement due to a material breach by the other that is not cured within thirty (30) days after receipt of written notice of such breach, such notice to be sent by registered mail. A breach of any monies owed to ISV shall be cured within 15 days.

      9.3.  Upon termination of this Agreement, cMeRun shall:

            9.3.1 immediately cease making the ASP Service available to Resellers or End Users, subject only to cMeRun's existing obligations to any Reseller or End User under an applicable Reseller Agreement or otherwise. The parties agree that, if any such obligation requires cMeRun to continue making the ASP Service available for a period of time beyond termination, the all terms of this Agreement other than Section 9.1 shall continue in full force and effect until such time as the last of such obligations ceases to exist (the "Extension Period").

            9.3.2 upon the expiration of the Extension Period, immediately remove or otherwise destroy all Software provided pursuant to this Agreement from its servers or tangible media.

            9.3.3 upon the expiration of the Extension Period, immediately cease to use the ISV Marks under the Trademark License.

            9.3.4 submit, within thirty (30) days of the expiration of the Extension Period, a final Usage Report reporting any End User usage up to the date of such termination or expiration which has not been previously been reported to ISV.

10. Public Announcements


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      10.1. The parties agree that all press releases related to this Agreement or the relationship between the parties shall require the approval of each party. Written consent shall not be unreasonably withheld or delayed. Within a reasonable period of time following the effective date of this Agreement, the parties agree to jointly issue a press release announcing the relationship identified in this Agreement.

11. Audit Rights

      11.1. No more frequently than once during any consecutive twelve-month period, ISV shall have the right, at ISV's expense and with at least twenty-five (25) days prior written notice to cMeRun, to have an independent public accountant mutually acceptable to both parties audit cMeRun's financial records relating to the cMeRun subscriber fees for the preceding year and only for the purpose of verifying the information contained in the Usage Reports submitted to ISV. In the event such audit reveals a written accounting to be deficient, cMeRun shall promptly remit the amount due to ISV. If a deficit is in excess of fifteen (15) percent, cMeRun shall reimburse ISV for the all reasonable costs associated with the audit.

12. Confidentiality

      12.1. Confidential Information is that information or know-how identified as being confidential, or, given the circumstances surrounding disclosure, should in good faith be treated as confidential. Both parties agree (i) not to use Confidential Information for any purpose other than in furtherance of this Agreement,; (ii) not to disclose, or permit any third party or entity access to, Confidential Information (or any portion thereof) without prior written permission of the other party (except such disclosure or access as is required to perform any obligations under this Agreement); and (iii) to ensure that any employees or other third parties who receive access to Confidential Information are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing said Confidential Information except in furtherance of this Agreement. Notwithstanding anything herein to the contrary, no obligation or liability shall accrue under the Agreement for any information that is (i) available to the public other than by a breach of an agreement with the disclosing party; (ii) rightfully received from a third party not in breach of any obligation of confidentiality;
            (iii) independently developed by one party without access to the Confidential Information of the other; (iv) known to the receiving party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, upon advise of counsel, provided that other party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Without limiting the foregoing, each of the parties agrees to employ with regard to Confidential Information protective procedures which are no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information.

13. Indemnification


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      13.1. Indemnification by cMeRun. ISV shall have no liability for, and
            cMeRun shall defend, hold harmless and indemnify ISV against, any claim of intellectual property or trade secret infringement or misappropriation based on (a) cMeRun's combination of the Software with a program or data not supplied by ISV, if such claim would have been avoided had such combination not occurred, or (b) use of the Software in a manner inconsistent with this Agreement; provided that cMeRun is notified promptly by ISV in writing of any such claim and has sole control over its defense or settlement, and ISV provides reasonable assistance (at cMeRun's expense and reasonable request) in the defense of the same. Notwithstanding the foregoing, cMeRun shall not make any settlement which in any way affects the rights or property of ISV without the prior written consent of ISV.

      13.2. Indemnification by ISV. ISV warrants that it is the owner of the Software and to all enhancements and modifications thereto; that it has the right and authority to grant the rights set forth in Section 2 hereof; and that cMeRun's use of the Software as contemplated by this Agreement will not infringe any third party's patent, copyright, trade secret, trademark or other proprietary right. ISV agrees to indemnify, hold harmless and defend cMeRun from and against any and all damages, costs, and expenses incurred in connection with a claim which, if true, would constitute a breach of this warranty by ISV, or is the result of harmful, malicious, or grossly negligent acts or omissions of the ISV, provided that ISV is notified promptly by cMeRun in writing of any claim and has sole control over its defense or settlement and cMeRun provides reasonable assistance (at ISV's expense and reasonable request) in the defense of same.

14. Disclaimer of Warranties

      14.1. EXCEPT FOR THE WARRANTY IN SECTION 13.2, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF MERCHANTABILITY.

15. Limitation and Exclusion of Liability

      15.1. THE MAXIMUM COLLECTIVE LIABILITY OF CMERUN, INCLUDING ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FOR ANY DAMAGES ARISING HEREUNDER SHALL BE LIMITED SOLELY TO THE AMOUNT PAID BY cMeRun TO ISV HEREUNDER DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF CLAIM GIVING RISE TO SUCH DAMAGES.

      15.2. The damages recoverable by either party upon a breach of this Agreement by the other shall be limited to those damages, if any, that are directly and proximately caused by the breach and that the non-breaching party was unable to mitigate despite reasonable efforts to do so. In no event will either party be liable to the other party for loss of profits, or special, indirect, incidental, punitive, consequential, or exemplary damages, including but not limited to damages which may result from business interruption, lost


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16. General Provisions

      16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without reference to conflicts of law principles.

      16.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties.

      16.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective when delivered by hand, confirmed facsimile transmission, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses listed in this Agreement (or at such other address for a party as shall be specified by like notice). Notwithstanding this clause, all reporting by cMeRun described in Section 3.1 of this Agreement may be in electronic format.

      16.4. Independent Contractors. The parties to this Agreement are independent contractors. Nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

      16.5. Force Majeure. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent the performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

      16.6. Non-assignability and Binding Effect. Neither party shall assign this Agreement to any third party without the prior written consent of the other party, provided, however, that the merger or consolidation of one party into, or the sale of all or substantially all of the assets of such party to, a third party shall not be deemed to be an assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

      16.7. Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement of its expenses, including court costs and reasonable attorneys' fees.


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      16.8. Survival. The provisions of Sections 1, 12.1,13.1, 13.2, 14.1, 15.1,
            15.2, 16.1, 16.3, and 16.7 shall survive any terminate of this Agreement.

      16.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date set forth below.

CMeRun Corp.                              ISV

/s/ Theodora S. Camvisser                 /s/ Joel Hendrickson
---------------------------               --------------------------------------
Signature                                 Signature

Theodora S. Camvisser                     Joel Hendrickson
---------------------------               --------------------------------------
Name (Print)                              Name (Print)

Vice President                            CEO
---------------------------               --------------------------------------
Title (Print)                             Title (Print)

Effective Date: 10/10/00


cMeRun Corp. Information                  ISV Information
--------------------------------------------------------------------------------
Street address and/or P0 Box              Street address and/or P0 Box
One Cabot Road                            4255 Hopyard Road #2

--------------------------------------------------------------------------------
City & State/Province                     City & State/Province
Hudson, MA                                Pleasanton, CA
--------------------------------------------------------------------------------
Postal code and Country                   Postal code and Country
01749, USA                                94588-9900, USA
--------------------------------------------------------------------------------
Contact name and title                    Contact name and title
Carol Agranat, Business Development       Tracey Quartaroli, Web Marketing
Manager                                   Manager
--------------------------------------------------------------------------------
Phone number                              Phone number
978-567-6800                              925-734-6767 x158
--------------------------------------------------------------------------------
Fax number                                Fax number
978-567-5948                              925-734-8337
--------------------------------------------------------------------------------
E-mail address                            E-mail address
cagranat@cmerun.com                       tquartaroli@individualsoftware.com
--------------------------------------------------------------------------------


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                                   Schedule A
                            Product List and pricing

cMeRun will pay ISV 70% of all revenues generated from the resale of any of the software titles listed below. (cMeRun and ISV, as is specified in section 3.2 of this document, will determine appropriate fees to be charged to each of its End Users or Resellers.)

-------------------------------------------------------------------
    Product Description                         ISV part number
-------------------------------------------------------------------
Resume Maker Deluxe Edition                         PRO-R70
-------------------------------------------------------------------
Learn Typing Quick and Easy                         QNE-T11
-------------------------------------------------------------------
Stay Organized Quick and Easy                       QNE-OR3
-------------------------------------------------------------------
Create Screen Savers Quick and Easy                 QNE-SS2
-------------------------------------------------------------------
Create Family Trees Quick and Easy                  QNE-TR4
-------------------------------------------------------------------
Any Time 7 Deluxe Edition                           PRO-A7
-------------------------------------------------------------------
Family Ties Version 6.0                             PRO-FT6
-------------------------------------------------------------------
Create Resumes Quick and Easy                       QNE-RS4
-------------------------------------------------------------------
Professor Teaches Microsoft
Office 97 plus                                      PRF-SET
-------------------------------------------------------------------
Professor Teaches Microsoft
Office 2000 plus                                    PRF-023
-------------------------------------------------------------------
Typing Instructor                                   EDU-TX5
-------------------------------------------------------------------
Screen Saver Creator                                PRO-SC5
-------------------------------------------------------------------


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                                   Schedule B
                                Reporting Format

CMeRun will provide to ISV a monthly report with the following information in the format identified in the ASP Licensing Agreement.

      o     ASP Name
      o     Month for report
      o     ISV Part number
      o     Product description
      o     Unit price/Royalty rate
      o     Total number of end users
      o     Total quantity due to ISV


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                                   Schedule C
                                    ISV MARKS


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